UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2015

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina	29601
Address of principal executive offices	Zip Code

800.725.2265

Registrant’s telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events

As previously reported, on August 12, 2015, Palmetto Bancshares, Inc. (the “Company”) held a special meeting of its shareholders pursuant to which the shareholders approved, among other things, the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 22, 2015, by and between United Community Banks, Inc. (“United”) and the Company, under which the Company will merge with and into United.

Under the terms of the Merger Agreement, the Company’s shareholders will have the right to receive $19.25 in cash or 0.97 shares of United common stock, or any combination thereof, for each of the 12,813,358 shares of the Company’s common stock outstanding. The cash and stock elections are subject to proration to ensure that 30% of the outstanding shares of the Company’s common stock will be exchanged for cash and 70% of the outstanding shares of the Company’s common stock will be exchanged for shares of United common stock in the merger.

Based on currently available information, the preliminary merger consideration election results were as follows:

●	12,071,103 outstanding shares of the Company’s common stock, or 94.21% of such stock, elected to receive stock consideration;

●	309,022 outstanding shares of the Company’s common stock, or 2.41% of such stock, elected to receive cash consideration; and

●	433,233 outstanding shares of the Company’s common stock, or 3.38% of such stock, failed to make a valid election.

Based on such preliminary results, because the stock option is expected to be oversubscribed, the consideration to be received by the holders who elected stock is expected to be prorated pursuant to the terms set forth in the Merger Agreement. The final allocation of merger consideration will be calculated in accordance with the terms of the Merger Agreement.

The parties expect to close the transaction on September 1, 2015 subject to the satisfaction of customary closing conditions.

Caution About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined by federal securities laws. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s and the Company’s filings with the Securities and Exchange Commission including each company’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made, and neither United nor Palmetto undertakes any obligation to update or revise forward-looking statements.

About Palmetto Bancshares, Inc.

Palmetto Bancshares, Inc. (NASDAQ: PLMT) is a 108-year old community bank and is the third largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.2 billion and serves Upstate South Carolina through 25 branch locations in nine counties along the economically attractive I-85 corridor, as well as 24/7/365 service through online and mobile banking, ATMs and telephone. The bank has a unique understanding of the Upstate market and delivers local decision making with greater responsiveness. Through its Retail, Commercial and Wealth Management lines of business, the bank specializes in providing financial solutions to consumers and small to mid-size businesses with deposit and cash management products, loans (including consumer, mortgage, credit card, automobile, Small Business Administration, commercial, and corporate), lines of credit, trust, brokerage, private banking, financial planning and insurance. The bank provides solutions that improve the client experience by providing clients the ability to bank whenever they want, wherever they want. Additional information may be found at the bank’s website at www.palmettobank.com.

About United Community Banks, Inc.

United Community Banks, Inc. is a bank holding company based in Blairsville, Georgia, with $8.2 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the Southeast’s largest full-service banks, operating 114 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in personalized community banking services for individuals, small businesses and corporations. The bank offers a full range of consumer and commercial banking services including mortgage, advisory, treasury management and other products. In 2014 and 2015, the bank was ranked first in customer satisfaction in the southeast by J.D. Power and in 2015 was ranked fourteenth on the Forbes list of America’s Best Banks. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/S/ Roy D. Jones
Roy D. Jones
Chief Financial Officer and Treasurer

Date: August 19, 2015